ANNALY CAPITAL MANAGEMENT, INC. REPORTS 3rd QUARTER 2019 RESULTS
NEW YORK—October 30, 2019 —Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter ended September 30, 2019.

Financial Highlights

•	GAAP net income (loss) of ($0.54) per average common share

•	Core earnings (excluding PAA) of $0.21 per average common share

•	GAAP return on average equity of (19.32%) and core return on average equity (excluding PAA) of 8.85%

•	Book value per common share of $9.21

•	Economic leverage of 7.7x

•	Economic return of 6.6% year-to-date (non-annualized)

•
Declared quarterly common stock dividend of $0.25 per share; reaffirmed quarterly common stock dividend of $0.25 per share for the fourth quarter of 2019 subject to the approval of our Board of Directors

Business Highlights
Investment and Strategy

•	Capital allocation to Agency represents approximately 77% of equity given favorable relative value of investment options available to our Agency Group

•	Through our Residential Credit Group's proprietary partnerships, residential whole loan purchases were $721.3 million, representing a year-over-year increase of 99%(1)

•	Middle Market Lending Group grew its assets by $296.0 million to a total of $2.1 billion, representing a quarter-over-quarter increase of 16%
Financing and Capital

•	Repurchased $223.2 million worth of common stock since the beginning of the third quarter(2)

•
Completed a $463.4 million residential whole loan securitization in the third quarter; subsequent to quarter end, closed an additional $465.5 million residential whole loan securitization, bringing aggregate issuance to $3.2 billion in eight transactions since the beginning of 2018

•	Annaly is the fourth largest non-bank issuer of new origination RMBS over the last twelve months following the latest securitization on October 25, 2019(3)

•	Maintained liquidity position with unencumbered assets totaling $7.2 billion
Corporate Responsibility

•	Annaly’s Women’s Interactive Network (“WIN”) held a Women’s Leadership Event on September 23, 2019 hosting 125 women including professionals from 45 of the Company’s corporate partners

“Amidst one of the most challenging quarters in the market in recent history, Annaly demonstrated its expertise in navigating heightened volatility with proactive management of our broad investment and financing options,” commented Kevin Keyes, Chairman, Chief Executive Officer and President. “During the third quarter, we invested $1.2 billion in our diversified credit businesses producing attractive returns through our unique origination channels, further diversified our hedge portfolio to protect against elevated interest rate volatility and continued the efficient financing of our Agency Group’s strategies throughout the recent market turbulence.  We opportunistically repurchased over $220 million of our common shares to capitalize on temporary market dislocation and underscore the inherent value of our stock.  Finally, as part of our ongoing capital optimization and funding diversification efforts, our Residential Credit Group completed their eighth whole loan securitization since the beginning of 2018. Importantly, Annaly is now the fourth largest non-bank issuer of RMBS.

“With the onset of more accommodative Fed policy, we expect our financial performance to improve through the balance of the year and into 2020 as the cost of our financing continues to decline and our diversified investment options increase.  We will continue to exercise patience especially given persistent market turbulence.  We look forward to the opportunities that will be provided in this next phase of monetary policy and in this upcoming economic cycle.”

(1)    Total acquisitions exclude loans acquired from the execution of call rights on legacy securitizations.
(2)    Includes $68.2 million worth of shares purchased subsequent to quarter end.
(3)    Intex data as of October 25, 2019. Does not include deals backed by non-performing, re-performing or seasoned collateral.

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended September 30, 2019, June 30, 2019 and September 30, 2018:

	September 30, 2019	June 30, 2019	September 30, 2018
Book value per common share	$9.21	$9.33	$10.03
Economic leverage at period-end (1)	7.7:1	7.6:1	6.7:1
GAAP net income (loss) per average common share (2)	$(0.54)	$(1.24)	$0.29
Annualized GAAP return (loss) on average equity	(19.32%)	(45.13%)	10.73%
Net interest margin (3)	0.75%	0.87%	1.49%
Average yield on interest earning assets (4)	2.89%	3.03%	3.21%
Average cost of interest bearing liabilities (5)	2.28%	2.41%	2.08%
Net interest spread	0.61%	0.62%	1.13%
Core earnings metrics *
Core earnings (excluding PAA) per average common share (2)	$0.21	$0.25	$0.30
Core earnings per average common share (2)	$0.13	$0.15	$0.29
PAA cost (benefit) per average common share	$0.08	$0.10	$0.01
Annualized core return on average equity (excluding PAA)	8.85%	9.94%	10.85%
Net interest margin (excluding PAA) (3)	1.10%	1.28%	1.50%
Average yield on interest earning assets (excluding PAA) (4)	3.26%	3.48%	3.22%
Net interest spread (excluding PAA)	0.98%	1.07%	1.14%
*    Represents non-GAAP financial measures. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1)    Computed as the sum of recourse debt, to-be-announced ("TBA") derivative and CMBX notional outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Securitized debt, certain credit facilities (included within other secured financing) and mortgages payable are non-recourse to the Company and are excluded from this measure.
(2)    Net of dividends on preferred stock. The quarter ended September 30, 2019 excludes, and the quarter ended June 30, 2019 includes, cumulative and undeclared dividends of $0.3 million on the Company's Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series I Preferred Stock”) as of June 30, 2019.
(3)    Net interest margin represents the sum of the Company's interest income plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. Net interest margin (excluding PAA) excludes the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(4)    Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(5)    Average cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average amortized cost during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and optimize its returns through prudent management of its diversified investment strategies. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Annaly is externally managed by Annaly Management Company LLC. Additional information on the Company can be found at www.annaly.com.

Annaly routinely posts important information for investors on the Company’s website, www.annaly.com. Annaly intends to use this webpage as a means of disclosing material, non-public information, for complying with the Company’s disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Company’s website, in addition to following Annaly’s press releases, SEC filings, public conference calls, presentations, webcasts and other information it posts from time to time on its website. To sign-up for email-notifications, please visit the "Email Alerts" section of our website, www.annaly.com, under the "Investors" section and enter the required information to enable notifications. The information contained on, or that may be accessed through, the Company’s webpage is not incorporated by reference into, and is not a part of, this document.
The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Third Quarter 2019 Investor Presentation and the Third Quarter 2019 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call
The Company will hold the third quarter 2019 earnings conference call on October 31, 2019 at 10:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the Pre-Registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: http://dpregister.com/10135836.
Pre-registration may be completed at any time, including up to and after the call start time.
For participants who would like to join the call but have not pre-registered, access is available by dialing 866-777-2509 within the U.S., or 412-317-5413 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10135836. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018 (1)	September 30, 2018
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets
Cash and cash equivalents	$1,793,921	$1,982,311	$1,522,605	$1,735,749	$1,082,747
Securities	116,094,061	119,926,869	104,993,271	92,623,788	91,338,611
Loans, net	3,946,614	3,546,468	3,879,324	4,585,975	4,224,203
Mortgage servicing rights	386,051	425,328	500,745	557,813	588,833
Assets transferred or pledged to securitization vehicles	4,688,144	4,211,582	4,365,300	3,833,200	4,287,821
Real estate, net	725,508	733,196	734,239	739,473	753,014
Derivative assets	168,755	75,142	148,178	200,503	404,841
Reverse repurchase agreements	—	—	523,449	650,040	1,234,704
Receivable for unsettled trades	193,229	5,322	1,574,251	68,779	1,266,840
Principal and interest receivable	483,744	440,940	390,930	357,365	347,278
Goodwill and intangible assets, net	94,904	96,591	98,551	100,854	103,043
Other assets	381,189	357,027	441,706	333,988	329,868
Total assets	$128,956,120	$131,800,776	$119,172,549	$105,787,527	$105,961,803
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$102,682,104	$105,181,241	$88,554,170	$81,115,874	$79,073,026
Other secured financing	4,466,030	4,127,989	4,144,623	4,183,311	4,108,547
Debt issued by securitization vehicles	3,856,082	3,470,168	3,693,766	3,347,062	3,799,542
Mortgages payable	485,657	498,772	510,386	511,056	511,588
Derivative liabilities	972,415	1,043,197	775,980	889,750	379,794
Payable for unsettled trades	245,626	620,784	4,763,376	583,036	2,505,428
Interest payable	565,797	691,327	424,391	570,928	399,605
Dividends payable	359,491	364,066	434,431	394,129	102,811
Other liabilities	99,214	95,825	89,982	74,580	125,606
Total liabilities	113,732,416	116,093,369	103,391,105	91,669,726	91,005,947
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,982,026	2,110,346	1,778,168	1,778,168	1,778,168
Common stock, par value $0.01 per share (3)	14,380	14,562	14,481	13,138	13,031
Additional paid-in capital	20,034,970	20,195,419	20,112,875	18,794,331	18,793,706
Accumulated other comprehensive income (loss)	2,313,815	1,365,003	(319,376)	(1,979,865)	(3,822,956)
Accumulated deficit	(9,125,895)	(7,982,649)	(5,809,931)	(4,493,660)	(1,811,955)
Total stockholders’ equity	15,219,296	15,702,681	15,776,217	14,112,112	14,949,994
Noncontrolling interests	4,408	4,726	5,227	5,689	5,862
Total equity	15,223,704	15,707,407	15,781,444	14,117,801	14,955,856
Total liabilities and equity	$128,956,120	$131,800,776	$119,172,549	$105,787,527	$105,961,803

(1)	Derived from the audited consolidated financial statements at December 31, 2018.

(2)
7.625% Series C Cumulative Redeemable Preferred Stock - Includes 0 shares authorized, issued and outstanding at September 30, 2019. Includes 7,000,000 shares authorized, issued and outstanding at June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018 .

7.50% Series D Cumulative Redeemable Preferred Stock - Includes 18,400,000 shares authorized, issued and outstanding.
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding.
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 19,550,000 shares authorized and 17,000,000 shares issued and outstanding.8.125% Series H Cumulative Redeemable Preferred Stock - Includes 0 shares authorized, issued and outstanding at September 30, 2019 and June 30, 2019. Includes 2,200,000 shares authorized, issued and outstanding at March 31, 2019, December 31, 2018 and September 30, 2018.
6.75% Series I Preferred Stock - Includes 18,400,000 shares authorized and 17,700,000 issued and outstanding at September 30, 2019. Includes 18,400,000 shares authorized and 16,000,000 issued and outstanding at June 30, 2019. Includes 0 shares authorized, issued and outstanding at March 31, 2019, December 31, 2018 and September 30, 2018.

(3)
Includes 2,914,850,000 shares authorized and 1,437,964,466 shares issued and outstanding at September 30, 2019. Includes 2,907,850,000 shares authorized and 1,456,263,410 shares issued and outstanding at June 30, 2019. Includes 1,924,050,000 shares authorized and 1,448,103,248 shares issued and outstanding at March 31, 2019. Includes 1,924,050,000 shares authorized and 1,313,763,450 shares issued and outstanding at December 31, 2018. Includes 1,924,050,000 shares authorized and 1,303,079,555 shares issued and outstanding at September 30, 2018.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Net interest income
Interest income	$919,299	$927,598	$866,186	$859,674	$816,596
Interest expense	766,905	750,217	647,695	586,774	500,973
Net interest income	152,394	177,381	218,491	272,900	315,623
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	88,466	83,653	134,035	65,889	51,349
Realized gains (losses) on termination or maturity of interest rate swaps	(682,602)	(167,491)	(588,256)	—	575
Unrealized gains (losses) on interest rate swaps	(326,309)	(1,276,019)	(390,556)	(1,313,882)	417,203
Subtotal	(920,445)	(1,359,857)	(844,777)	(1,247,993)	469,127
Net gains (losses) on disposal of investments	66,522	(38,333)	(93,916)	(747,505)	(324,294)
Net gains (losses) on other derivatives	(16,888)	(506,411)	(115,159)	(484,872)	94,827
Net unrealized gains (losses) on instruments measured at fair value through earnings	(1,091)	(4,881)	47,629	(18,169)	(39,944)
Loan loss provision	(3,504)	—	(5,703)	(3,496)	—
Subtotal	45,039	(549,625)	(167,149)	(1,254,042)	(269,411)
Total realized and unrealized gains (losses)	(875,406)	(1,909,482)	(1,011,926)	(2,502,035)	199,716
Other income (loss)	35,074	28,181	30,502	52,377	(10,643)
General and administrative expenses
Compensation and management fee	41,161	44,231	44,833	43,750	45,983
Other general and administrative expenses	24,977	34,177	38,904	33,323	80,526
Total general and administrative expenses	66,138	78,408	83,737	77,073	126,509
Income (loss) before income taxes	(754,076)	(1,782,328)	(846,670)	(2,253,831)	378,187
Income taxes	(6,907)	(5,915)	2,581	1,041	(7,242)
Net income (loss)	(747,169)	(1,776,413)	(849,251)	(2,254,872)	385,429
Net income (loss) attributable to noncontrolling interests	(110)	(83)	(101)	17	(149)
Net income (loss) attributable to Annaly	(747,059)	(1,776,330)	(849,150)	(2,254,889)	385,578
Dividends on preferred stock (1)	36,151	32,422	32,494	32,494	31,675
Net income (loss) available (related) to common stockholders	$(783,210)	$(1,808,752)	$(881,644)	$(2,287,383)	$353,903
Net income (loss) per share available (related) to common stockholders
Basic	$(0.54)	$(1.24)	$(0.63)	$(1.74)	$0.29
Diluted	$(0.54)	$(1.24)	$(0.63)	$(1.74)	$0.29
Weighted average number of common shares outstanding
Basic	1,453,359,211	1,456,038,736	1,398,614,205	1,314,377,748	1,202,353,851
Diluted	1,453,359,211	1,456,038,736	1,398,614,205	1,314,377,748	1,202,353,851
Other comprehensive income (loss)
Net income (loss)	$(747,169)	$(1,776,413)	$(849,251)	$(2,254,872)	$385,429
Unrealized gains (losses) on available-for-sale securities	1,034,873	1,654,783	1,599,398	1,100,052	(719,609)
Reclassification adjustment for net (gains) losses included in net income (loss)	(86,061)	29,596	61,091	743,039	331,100
Other comprehensive income (loss)	948,812	1,684,379	1,660,489	1,843,091	(388,509)
Comprehensive income (loss)	201,643	(92,034)	811,238	(411,781)	(3,080)
Comprehensive income (loss) attributable to noncontrolling interests	(110)	(83)	(101)	17	(149)
Comprehensive income (loss) attributable to Annaly	201,753	(91,951)	811,339	(411,798)	(2,931)
Dividends on preferred stock (1)	36,151	32,422	32,494	32,494	31,675
Comprehensive income (loss) attributable to common stockholders	$165,602	$(124,373)	$778,845	$(444,292)	$(34,606)

(1)
The quarter ended September 30, 2019 excludes, and the quarter ended June 30, 2019 includes, cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the nine months ended
	September 30, 2019	September 30, 2018
Net interest income
Interest income	$2,713,083	$2,472,889
Interest expense	2,164,817	1,311,086
Net interest income	548,266	1,161,803
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	306,154	34,664
Realized gains (losses) on termination or maturity of interest rate swaps	(1,438,349)	1,409
Unrealized gains (losses) on interest rate swaps	(1,992,884)	1,737,963
Subtotal	(3,125,079)	1,774,036
Net gains (losses) on disposal of investments	(65,727)	(376,943)
Net gains (losses) on other derivatives	(638,458)	81,871
Net unrealized gains (losses) on instruments measured at fair value through earnings	41,657	(139,913)
Loan loss provision	(9,207)	—
Subtotal	(671,735)	(434,985)
Total realized and unrealized gains (losses)	(3,796,814)	1,339,051
Other income (loss)	93,757	57,550
General and administrative expenses
Compensation and management fee	130,225	136,091
Other general and administrative expenses	98,058	116,709
Total general and administrative expenses	228,283	252,800
Income (loss) before income taxes	(3,383,074)	2,305,604
Income taxes	(10,241)	(3,416)
Net income (loss)	(3,372,833)	2,309,020
Net income (loss) attributable to noncontrolling interests	(294)	(277)
Net income (loss) attributable to Annaly	(3,372,539)	2,309,297
Dividends on preferred stock	101,067	96,818
Net income (loss) available (related) to common stockholders	$(3,473,606)	$2,212,479
Net income (loss) per share available (related) to common stockholders
Basic	$(2.42)	$1.88
Diluted	$(2.42)	$1.88
Weighted average number of common shares outstanding
Basic	1,436,204,582	1,174,292,701
Diluted	1,436,204,582	1,174,292,701
Other comprehensive income (loss)
Net income (loss)	$(3,372,833)	$2,309,020
Unrealized gains (losses) on available-for-sale securities	4,289,054	(3,104,218)
Reclassification adjustment for net (gains) losses included in net income (loss)	4,626	407,282
Other comprehensive income (loss)	4,293,680	(2,696,936)
Comprehensive income (loss)	920,847	(387,916)
Comprehensive income (loss) attributable to noncontrolling interests	(294)	(277)
Comprehensive income (loss) attributable to Annaly	921,141	(387,639)
Dividends on preferred stock	101,067	96,818
Comprehensive income (loss) attributable to common stockholders	$820,074	$(484,457)

Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended September 30, 2019, June 30, 2019, and September 30, 2018:

	September 30, 2019	June 30, 2019	September 30, 2018
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	97%	96%	92%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	3%	4%	8%
Weighted average experienced CPR for the period	14.6%	11.2%	10.3%
Weighted average projected long-term CPR at period-end	16.3%	14.5%	9.1%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	45	70	55
Hedge ratio (1)	73%	74%	96%
Weighted average pay rate on interest rate swaps at period-end (2)	1.88%	2.12%	2.10%
Weighted average receive rate on interest rate swaps at period-end (2)	2.16%	2.46%	2.33%
Weighted average net rate on interest rate swaps at period-end (2)	(0.28%)	(0.34%)	(0.23%)
Leverage at period-end (3)	7.3:1	7.2:1	5.9:1
Economic leverage at period-end (4)	7.7:1	7.6:1	6.7:1
Capital ratio at period-end	11.2%	11.4%	12.6%
Performance related metrics
Book value per common share	$9.21	$9.33	$10.03
GAAP net income (loss) per average common share (5)	$(0.54)	$(1.24)	$0.29
Annualized GAAP return (loss) on average equity	(19.32%)	(45.13%)	10.73%
Net interest margin	0.75%	0.87%	1.49%
Average yield on interest earning assets (6)	2.89%	3.03%	3.21%
Average cost of interest bearing liabilities (7)	2.28%	2.41%	2.08%
Net interest spread	0.61%	0.62%	1.13%
Dividend declared per common share	$0.25	$0.25	$0.30
Annualized dividend yield (8)	11.36%	10.95%	11.73%
Core earnings metrics *
Core earnings (excluding PAA) per average common share (5)	$0.21	$0.25	$0.30
Core earnings per average common share (5)	$0.13	$0.15	$0.29
PAA cost (benefit) per average common share	$0.08	$0.10	$0.01
Annualized core return on average equity (excluding PAA)	8.85%	9.94%	10.85%
Net interest margin (excluding PAA)	1.10%	1.28%	1.50%
Average yield on interest earning assets (excluding PAA) (6)	3.26%	3.48%	3.22%
Net interest spread (excluding PAA)	0.98%	1.07%	1.14%

*	Represents non-GAAP financial measures. Please refer to the "Non-GAAP Financial Measures" section for additional information.

(1)
Measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and TBA notional outstanding;  excludes MSRs and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.

(2)	Excludes forward starting swaps.

(3)
Debt consists of repurchase agreements, other secured financing, securitized debt and mortgages payable. Certain credit facilities (included within other secured financing), securitized debt and mortgages payable are non-recourse to the Company.

(4)	Computed as the sum of recourse debt, TBA derivative and CMBX notional outstanding and net forward purchases of investments divided by total equity.

(5)
Net of dividends on preferred stock. The quarter ended September 30, 2019 excludes, and the quarter ended June 30, 2019 includes, cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.

(6)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(7)
Average cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average amortized cost during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

(8)	Based on the closing price of the Company’s common stock of $8.80, $9.13 and $10.23 at September 30, 2019, June 30, 2019 and September 30, 2018, respectively.

The following table contains additional information on our residential and commercial investments as of the dates presented:

	For the quarters ended
	September 30, 2019	June 30, 2019	September 30, 2018
Agency mortgage-backed securities	$114,462,524	$118,202,040	$89,290,128
Credit risk transfer securities	474,765	491,969	688,521
Non-agency mortgage-backed securities	1,015,921	1,097,752	1,173,467
Commercial mortgage-backed securities	140,851	135,108	186,495
Total securities	$116,094,061	$119,926,869	$91,338,611
Residential mortgage loans	$1,219,402	$1,061,124	$1,217,139
Commercial real estate debt and preferred equity	611,429	623,705	1,435,865
Corporate debt	2,115,783	1,792,837	1,528,874
Loans held for sale	—	68,802	42,325
Total loans, net	$3,946,614	$3,546,468	$4,224,203
Mortgage servicing rights	$386,051	$425,328	$588,833
Residential mortgage loans transferred or pledged to securitization vehicles	$2,376,731	$2,106,981	$765,876
Commercial real estate debt transferred or pledged to securitization vehicles	2,311,413	2,104,601	3,521,945
Assets transferred or pledged to securitization vehicles	$4,688,144	$4,211,582	$4,287,821
Real estate, net	$725,508	$733,196	$753,014
Total residential and commercial investments	$125,840,378	$128,843,443	$101,192,482

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:

•	core earnings and core earnings (excluding PAA);

•	core earnings attributable to common stockholders and core earnings attributable to common stockholders (excluding PAA);

•	core earnings and core earnings (excluding PAA) per average common share;

•	annualized core return on average equity (excluding PAA);

•	interest income (excluding PAA);

•	economic interest expense;

•	economic net interest income (excluding PAA);

•	average yield on interest earning assets (excluding PAA);

•	net interest margin (excluding PAA); and

•	net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as core earnings, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Core earnings and core earnings (excluding PAA), core earnings attributable to common stockholders and core earnings attributable to common stockholders (excluding PAA), core earnings and core earnings (excluding PAA) per average common share and annualized core return on average equity (excluding PAA)
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Core earnings, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSRs, (d) other income (loss) (excluding depreciation and amortization expense on real estate and related intangibles, non-core income allocated to equity method investments and other non-core components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-core income (loss) items), and core earnings (excluding PAA), which is defined as core earnings excluding the premium amortization adjustment representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities, are used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.
The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss), and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity (excluding PAA), which is calculated by dividing core earnings (excluding PAA) over average stockholders’ equity, provides investors with additional detail on the core earnings generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings for the periods presented:

	For the quarters ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(dollars in thousands, except per share data)
GAAP net income (loss)	$(747,169)	$(1,776,413)	$385,429
Net income (loss) attributable to noncontrolling interests	(110)	(83)	(149)
Net income (loss) attributable to Annaly	(747,059)	(1,776,330)	385,578
Adjustments to exclude reported realized and unrealized (gains) losses
Realized (gains) losses on termination or maturity of interest rate swaps	682,602	167,491	(575)
Unrealized (gains) losses on interest rate swaps	326,309	1,276,019	(417,203)
Net (gains) losses on disposal of investments	(66,522)	38,333	324,294
Net (gains) losses on other derivatives	16,888	506,411	(94,827)
Net unrealized (gains) losses on instruments measured at fair value through earnings	1,091	4,881	39,944
Loan loss provision	3,504	—	—
Adjustments to exclude components of other (income) loss
Depreciation and amortization expense related to commercial real estate	9,974	10,147	9,278
Non-core (income) loss allocated to equity method investments (1)	4,541	11,327	(2,358)
Non-core other (income) loss (2)	—	—	44,525
Adjustments to exclude components of general and administrative expenses and income taxes
Transaction expenses and non-recurring items (3)	2,622	3,046	60,081
Income tax effect of non-core income (loss) items	(2,762)	(3,507)	886
Adjustments to add back components of realized and unrealized (gains) losses
TBA dollar roll income and CMBX coupon income (4)	15,554	33,229	56,570
MSR amortization (5)	(21,963)	(19,657)	(19,913)
Core earnings *	224,779	251,390	386,280
Less:
Premium amortization adjustment cost (benefit)	117,152	139,763	3,386
Core earnings (excluding PAA) *	$341,931	$391,153	$389,666

Dividends on preferred stock (6)	36,151	32,422	31,675
Core earnings attributable to common stockholders *	$188,628	$218,968	$354,605
Core earnings attributable to common stockholders (excluding PAA) *	$305,780	$358,731	$357,991
GAAP net income (loss) per average common share	$(0.54)	$(1.24)	$0.29
Core earnings per average common share *	$0.13	$0.15	$0.29
Core earnings (excluding PAA) per average common share *	$0.21	$0.25	$0.30
Annualized GAAP return (loss) on average equity	(19.32%)	(45.13%)	10.73%
Annualized core return on average equity (excluding PAA) *	8.85%	9.94%	10.85%

*	Represents a non-GAAP financial measure.

(1)
The Company excludes non-core (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). The quarter ended December 31, 2018 also includes a realized gain on sale within an unconsolidated joint venture, which is a component of Other income (loss).

(2)
Represents the amount of consideration paid for the acquisition of MTGE Investment Corp. (“MTGE”) in excess of the fair value of net assets acquired. This amount is primarily attributable to a decline in portfolio valuation between the pricing and closing dates of the transaction and is consistent with changes in market values observed for similar instruments over the same period.

(3)	Represents costs incurred in connection with securitizations of residential whole loans. The quarter ended September 30, 2018 also includes costs incurred in connection with the the MTGE transaction.

(4)
TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.5 million, $0.8 million and $1.2 million for the quarters ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively.

(5)
MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.

(6)
The quarter ended September 30, 2019 excludes, and the quarter ended June 30, 2019 includes, cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.
TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value as Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a "pay-as-you-go" contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in core earnings.
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.

The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio for the quarters ended September 30, 2019, June 30, 2019, and September 30, 2018:

	For the quarters ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(dollars in thousands)
Premium amortization expense (accretion)	$376,306	$318,587	$187,537
Less: PAA cost (benefit)	117,152	139,763	3,386
Premium amortization expense (excluding PAA)	$259,154	$178,824	$184,151

	For the quarters ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(per average common share)
Premium amortization expense (accretion)	$0.26	$0.22	$0.16
Less: PAA cost (benefit) (1)	0.08	0.10	0.01
Premium amortization expense (excluding PAA)	$0.18	$0.12	$0.15

(1)    The Company separately calculates core earnings per average common share and core earnings (excluding PAA) per average common share, with the difference between these two per share amounts attributed to the PAA cost (benefit) per average common share. As such, the reported value of the PAA cost (benefit) per average common share may not reflect the result of dividing the PAA cost (benefit) by the weighted average number of common shares outstanding due to rounding.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon (“MAC”) interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss). The Company did not enter into any MAC interest rate swaps during the quarter ended September 30, 2019.

Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	September 30, 2019	June 30, 2019	September 30, 2018
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$919,299	$927,598	$816,596
Premium amortization adjustment	117,152	139,763	3,386
Interest income (excluding PAA) *	$1,036,451	$1,067,361	$819,982
Economic interest expense reconciliation
GAAP interest expense	$766,905	$750,217	$500,973
Add:
Net interest component of interest rate swaps	(88,466)	(83,653)	(51,349)
Economic interest expense *	$678,439	$666,564	$449,624
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$1,036,451	$1,067,361	$819,982
Less:
Economic interest expense *	678,439	666,564	449,624
Economic net interest income (excluding PAA) *	$358,012	$400,797	$370,358

* Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA)
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average cost of interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	September 30, 2019	June 30, 2019	September 30, 2018
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$127,207,668	$122,601,881	$101,704,957
Interest income (excluding PAA) *	$1,036,451	$1,067,361	$819,982
Average yield on interest earning assets (excluding PAA) *	3.26%	3.48%	3.22%
Average interest bearing liabilities	$116,391,094	$109,628,007	$86,638,082
Economic interest expense *	$678,439	$666,564	$449,624
Average cost of interest bearing liabilities	2.28%	2.41%	2.08%
Economic net interest income (excluding PAA) *	$358,012	$400,797	$370,358
Net interest spread (excluding PAA) *	0.98%	1.07%	1.14%
Interest income (excluding PAA) *	$1,036,451	$1,067,361	$819,982
TBA dollar roll income and CMBX coupon income	15,554	33,229	56,570
Interest expense	(766,905)	(750,217)	(500,973)
Net interest component of interest rate swaps	88,466	83,653	51,349
Subtotal	$373,566	$434,026	$426,928
Average interest earnings assets	$127,207,668	$122,601,881	$101,704,957
Average TBA contract and CMBX balances	9,248,502	12,757,975	12,216,863
Subtotal	$136,456,170	$135,359,856	$113,921,820
Net interest margin (excluding PAA) *	1.10%	1.28%	1.50%
* Represents a non-GAAP financial measure.